SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 13, 2003

SECURE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27074	52-1637226
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer ID No.)

4810 Harwood Road, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone no., including area code: (408) 979-6100

NOT APPLICABLE

(Former name or former address, if changed since last report)

ITEM 2.	ACQUISITION OR DISPOSITION ASSETS.

On October 14, 2003, Secure Computing Corporation (the “Company”) issued a press release, announcing that Nitro Acquisition Corp., a wholly owned subsidiary of the Company (the “Merger Sub”) merged with and into N2H2, Inc., a Washington corporation (“N2H2”), N2H2 became a wholly-owned subsidiary of the Company and each outstanding share of N2H2’s common stock was converted into 0.0841 of a share of the Company’s common stock. The transaction was pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated July 28, 2003, by and among the Company, N2H2, and the Merger Sub, and will be accounted for as a purchase. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statement of Business Acquired.

The audited consolidated balance sheets of N2H2 as of September 30, 2002 and 2001, the audited consolidated statements of operations, changes in shareholders’ equity (deficit) and cash flow of N2H2 for each of the years in the three-year period ended September 30, 2002, the related notes thereto, and the Independent Auditor’s Report thereon are set forth at pages 24 through 44 of N2H2’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002, filed pursuant to the Securities and Exchange Act of 1934. Such financial statements, notes, and report set forth at such pages are incorporated herein by reference.

(b) Pro Forma Financial Information.

Unaudited pro forma combined condensed financial statements, including unaudited pro forma condensed combined balance sheet as of June 30, 2003 and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2002 and for the six months ended June 30, 2003 and the related notes thereto are set forth at pages 63 through 70 of the Company’s Registration Statement on Form S-4 (File No. 333-107804). Such financial statements and notes set forth at such pages are incorporated herein by reference.

(c) Exhibits.

2.1	Agreement and Plan of Merger, dated as of July 28, 2003, among the Company, Merger Sub and N2H2. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-4 filed with the Securities Exchange Commission on August 8, 2003, File No. 333-107804.)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

99.1	Press Release dated October 14, 2003.

99.2	Pages 24 through 44 of N2H2’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002, incorporated herein by reference.

99.3	Pages 63 through 70 of the Company’s Registration Statement on Form S-4 (File No. 333-107804), filed with the Securities Exchange Commission on August 8, 2003, incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SECURE COMPUTING CORPORATION

Date: October 28, 2003	By:	/s/ TIMOTHY J. STEINKOPF

Timothy J. Steinkopf, Senior Vice President and Chief Financial Officer (Duly authorized officer and Principal Financial Officer)